Exhibit 23.2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Supervisory Board of
Chicago Bridge & Iron Company N.V.
We have audited the consolidated financial statements of Chicago Bridge & Iron Company N.V. (the “Company”) as of December 31, 2004, and for each of the two years in the period ended December 31, 2004, and have issued our report thereon dated March 11, 2005; such consolidated financial statements and report are included elsewhere in this Form 10-K. Our audits also included the financial information for the years ended December 31, 2004 and 2003 contained in the financial statement schedule of the Company listed in Item 15. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement schedule for 2004 and 2003 based on our audits. In our opinion, the financial statement schedule for 2004 and 2003, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 11, 2005